SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2016

SIERRA BANCORP

(Exact name of registrant as specified in its charter)

California	000-33063	33-0937517
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

86 North Main Street, Porterville, CA 93257
(Address of principal executive offices)
(Zip code)

(559) 782-4900
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      submission of matters to a vote of security holders

The Company’s annual meeting of shareholders was held on May 25, 2016, at which time shareholders voted in favor of item 1, election of directors, item 2, ratification of appointment of independent accountants, and item 3, advisory vote on executive compensation. Proxies were solicited by the Company’s management pursuant to Regulation 14 under the Securities Exchange Act of 1934.

A total of 12,109,753 shares were represented and voting at the meeting, constituting 91% of the 13,274,888 issued and outstanding shares entitled to vote at the meeting. There was no solicitation in opposition to Management’s nominees for directorship as listed in the proxy statement, and all of such nominees were elected pursuant to the vote of shareholders. The vote on the election of the four nominees to serve as Class I directors for two-year terms was as follows:

	For	Withheld
Robert L. Fields	8,520,295	1,126,619
James C. Holly	8,524,444	1,122,470
Lynda B. Scearcy	8,571,390	1,075,524
Morris A. Tharp	8,512,621	1,134,293

There were 2,462,839 broker non-votes received with respect to this item.

The terms of the following directors continued after the shareholders’ meeting: Albert L. Berra, Kevin J. McPhaill, and Gordon T. Woods.

The appointment of Vavrinek, Trine, Day & Co., LLP as the Company’s independent registered public accounting firm for 2016 was ratified, with the number of shares cast as follows:

For:	12,037,261
Against:	65,999
Abstain:	6,493

The number voting “for” constituted 99% of the total number of shares represented and voting at the meeting with respect to proposal 2. There were no broker non-votes with respect to this item.

The advisory vote on executive compensation was approved, with the number of shares cast as follows:

For:	8,377,063
Against:	482,833
Abstain:	787,018

The number voting “for” constituted 87% of the total number of shares represented and voting at the meeting with respect to proposal 3. There were 2,462,839 broker non-votes received with respect to this item.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA BANCORP

Dated: May 26, 2016	By:	/s/ Kenneth R. Taylor
Kenneth R. Taylor
Executive Vice President & Chief Financial Officer

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